Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Springfield, MO, December 13, 2012 – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced that effective January 1, 2013, after 42 years of exceptional service, Ted Wise will transition from his current position as Chief Operating Officer and Co-President and will continue his employment with the Company as Executive Vice-President of Expansion.  Also effective January 1, 2013, Jeff Shaw, Senior Vice-President of Store Operations and Sales, will be promoted to the position of Executive Vice-President of Store Operations and Sales.

Greg Henslee, Chief Executive Officer and President of O’Reilly, commented, “Ted is an extremely valuable member of Team O’Reilly and has been instrumental in developing our Dual-Market-Strategy and helping to grow our Company into the great organization that we are today.  Ted began his career in the stores and was the Company’s first district manager.  In 1984, he was named the first vice-president and was promoted to executive vice-president in 1990.  He was named Co-President in 1999 and in 2005 he assumed his current position of COO and Co-President.  Over the last five years, driven by the CSK acquisition, our store count has more than doubled, and Ted has spent much of his time analyzing existing and acquired properties, making lease renewal, renovation and relocation decisions, as well as overseeing our new store growth.  Ted’s new role will allow him to focus on real estate and continue to be actively engaged in our business, while also affording him the opportunity to spend more time with his family.  We are very fortunate and grateful that Ted will remain a member of our executive management team, where we will continue to benefit from his years of experience.”

Mr. Wise commented, “It is an honor and a privilege to have worked side-by-side with the members of the O’Reilly family, the best management team in the industry and over 50,000 hard-working and dedicated Team Members for so many years, and I am thankful for their support and friendship.  I am excited to transition into my new role with the Company as I continue to focus my efforts on our profitable growth.  Although I will be working fewer hours beginning in January, I will still be very involved with the business and my commitment to our future success has not changed.  Over the past several years, Jeff Shaw and I have worked very closely together managing our store and sales teams, and he has taken over the primary responsibility for managing these areas, I am very confident that he is more than ready for his new position.  He is a proven and well respected leader inside our organization, and he understands that our success depends on delivering industry leading customer service to each of our customers every day.”

Mr. Shaw has been an O’Reilly Team Member for 24 years.  His career with the Company began at the store level as a parts specialist and he has held store manager, district manager, regional manager, divisional vice-president and vice-president positions prior to his current role as Senior Vice-President of Store Operations and Sales, a position that he assumed in 2004.  During his tenure with the Company, Mr. Shaw has worked in multiple markets across the country and has lead the store operations integration of several major acquisitions.  In his new role as Executive Vice-President of Store Operations and Sales, Mr. Shaw will assume full responsibility for all store operations and sales.

Mr. Henslee added, “We are steadfast in our commitment to long-term profitable growth and we are confident that both Ted and Jeff will provide our operations and real estate teams with the leadership necessary to drive our growth.  We are very fortunate to have a strong bench of very talented and experienced vice-presidents and senior managers within our organization who will provide us with great leadership long into the future.”

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Founded in 1957 by the O’Reilly family, the Company operated 3,896 stores in 39 states as of September 30, 2012.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental regulations, the Company’s increased debt levels, credit ratings on the Company’s public debt, the Company’s ability to hire and retain qualified employees, risks associated with the performance of acquired businesses such as CSK Auto Corporation, weather, terrorist activities, war and the threat of war.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2011, for additional factors that could materially affect the Company’s financial performance.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:                                                                                                Investor & Media Contact                                                                                                                                                    Mark Merz (417) 829-5878